UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 5, 2019

FEDERAL HOME LOAN BANK OF BOSTON
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51402	04-6002575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Boylston Street
Boston, MA 02199
(Address of principal executive offices, including zip code)
(617) 292-9600
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2019 Executive Incentive Plan

On February 5, 2019, the Federal Home Loan Bank of Boston’s (the “Bank’s”) board of directors (the “Board”) adopted a 2019 Executive Incentive Plan (the “EIP”), an incentive compensation plan for certain Bank officers, which is effective for fiscal year 2019. The Bank's principal executive officer, principal financial officer, and other named executive officers are participants in the EIP.

Named Executive Officers' Incentive Goals

As EIP participants, each named executive officer has an incentive award opportunity that combines short- and long-term incentives providing for the award of bonuses based on performance over one- and three-year periods calculated using weighted performance goals.

Short-Term Goals under the EIP

The following table sets forth the short-term goals and related weighting for each of the named executive officers, excluding the executive vice president/chief risk officer.

Goal	Weight	Threshold	Target	Excess
Pre-assessment Core Return on Capital Stock(1), subject to risk limits(2)	30%	8.01%, as adjusted for interest rates(3)	8.90%, as adjusted for interest rates(3)	10.68%, as adjusted for interest rates(3)
Insurance Advances Disbursements	15%	$4.0 billion	$5.0 billion	$6.0 billion
Insurance Membership	15%	3 new members	5 new members	7 new members
Core Mission Goal	10%	CMA Ratio(4) = 73.41%	CMA Ratio(4) = 73.91%	CMA Ratio(4) = 74.41%
Jobs for New England (“JNE”) Initiative	10%	Not applicable	Disburse $7.5 million in subsidy by December 31, 2019. Introduce new JNE pilot for economic development initiatives. Fund one or more of the pilot economic development initiatives.	Achieve target criteria, plus a disbursement of any size to an economic development initiative and 15 new JNE users.
Helping to House New England (“HHNE”) Initiative	10%	Not applicable	Disburse $7.5 million in subsidy by December 31, 2019. By June 30, 2019, announce to the housing finance agencies (HFAs) and Bank members, part 3 of HHNE.
Disburse the total allocated subsidy of $7.5 million, with full funding of $5 million to the six New England HFAs, $2 million to an Equity Builder Program-like set aside and $500,000 to HFAs and/or Bank members.

Operational Efficiency	10%	2019 Core Operating Expenses(5) do not exceed the 2019 operating expense budget approved by the Board	2019 Core Operating Expenses(5) do not exceed 97.0% of the 2019 operating expense budget approved by the Board	2019 Core Operating Expenses(5) do not exceed 93.0% of the 2019 operating expense budget approved by the Board
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(1) “Pre-assessment Core Return on Capital Stock” means A divided by B. “A” is net income for fiscal year 2019 reported in accordance with United States Generally Accepted Accounting Principles excluding the effects of prepayment fees in excess of certain historical prepayment fees (net of gains or losses from the unwinding of hedges), certain net fair-value adjustments based on unrealized gains and losses from hedging activities and trading securities, debt retirement costs (net of gains or losses from the unwinding of hedges) in excess of certain historical debt retirement costs, the credit portion of losses attributable to the other-than-temporary-impairment of investment securities, income due to increased accretable yields of investment securities for which we had previously recognized other-than-temporary impairment credit losses, required assessments in connection with the Bank's Affordable Housing Program, subsidy amounts expensed through the Helping to House New England and Jobs for New England initiatives, income arising from Bank litigation based on certain of its investment securities, and interest expense on mandatorily redeemable capital stock. “B” is the Bank’s average daily outstanding balance of capital stock (including mandatorily redeemable capital stock).

(2) Achievement of the goal is subject to compliance with the Bank's value at risk and duration of equity limits for at least 10 of the 12 months of the year. If this requirement is not met, the Board may use its discretion to reduce or eliminate payouts for this goal.

(3) Each of the performance levels will be adjusted for differences between the average daily federal funds rate and the rate assumed in an internal Bank forecast.

(4)
Core Mission Goal. The CMA, or Core Mission Asset, Ratio is: (i) the average annual par amount of the sum of advances and Mortgage Partnership Finance® loans owned by the Bank, divided by (ii) the result obtained by subtracting the average annual amount of U.S. Treasury securities classified as trading securities or available for sale securities from the average annual par amount of consolidated obligation debt owed by the Bank. The average annual par amount is measured as the par amount outstanding on each calendar day of 2019 divided by 365.

(5) “Core Operating Expenses” are defined as normal expenses associated with enabling the Bank to conduct business operations, but excluding significant discretionary expenses approved by the Board in an amount not to exceed judgment or settlement income associated with the Bank’s ongoing private-label mortgage-backed securities litigation, provided that the expenses and income are incurred in the plan year(s). HHNE and JNE subsidies are not included in operating expenses. The board of directors establishes an operating expense budget for each calendar year and may amend the budget as needed at their sole discretion.

The following table sets forth the short-term goals and related weighting for the executive vice president/chief risk officer.

Goal	Weight	Weight within goal, if applicable	Threshold	Target	Excess
Four Bank-wide enterprise risk management (“ERM”) initiatives (listed below, “ERM Initiatives”)	35%	As set forth below for each initiative within this goal	As set forth below for each initiative	As set forth below for each initiative	As set forth below for each initiative
ERM Initiative 1: Collaboration with business units -- Project 1: Working with Bank Technology and Information Security, conduct a cyber risk quantification exercise and develop a Cyber Risk Appetite Statement (for presentation to and approval by the risk committee)		15%	Complete project by December 31, 2019	Complete project by October 31, 2019	Complete project by September 30, 2019

ERM Initiative 1: Collaboration with business units -- Project 2: Recommend and implement best practice enhancements for the Bank’s option-adjusted spread risk modeling with approval by model risk management committee and review by the asset and liability committee.		15%	Complete project by December 31, 2019	Complete project by October 31, 2019	Complete project by September 30, 2019
ERM Initiative 2: Completion of the next iteration of market risk goals. Introduce, monitor, and complete ERM assessments of potential new market risk management action triggers and limits as consistent with the conclusions/ recommendations documented in a September 2018 analysis and present assessments to the risk committee.		30%	Achieve by December 31, 2019	Achieve by October 31, 2019	Achieve by September 30, 2019
ERM Initiative 3: Comprehensive review of next generation credit models. Present the following components to model risk management committee:		20%	Document credit risk model usage in the Bank as the foundation for analyzing potential replacement by June 30, 2019	Achieve threshold criteria, plus assess at least five models to determining best fit for the Bank by October 31, 2019	Achieve target criteria, plus select final candidates for review in 2020 by December 31, 2019
ERM Initiative 4. Implement phase one of the new collateral system as the system of record.		20%	Achieve by December 31, 2019	Achieve by October 31, 2019	Achieve by September 30, 2019
Pre-assessment Core Return on Capital Stock, subject to risk limits(1)	20%	Not applicable	8.01%, as adjusted for interest rates(2)	8.90%, as adjusted for interest rates(2)	10.68%, as adjusted for interest rates(2)
Remediation of 2018 Report of Examination Matters Requiring Attention (“MRAs”) and recommendations	15%	Not applicable	Clear all MRAs and 71.4% of the recommen-dations	Clear all MRAs and recommen-dations	Achieve target criteria plus achieve a specified regulatory improvement

Jobs for New England (JNE) Initiative	10%	Not applicable	Not applicable	Disburse $7.5 million in subsidy by December 31, 2019. Introduce new JNE pilot for economic development initiatives. Fund one or more of the pilot economic development initiatives.	Achieve target criteria, plus a disbursement of any size to an economic development initiative and 15 new JNE users.
Helping to House New England (“HHNE”) Initiative	10%	Not applicable	Not applicable	Disburse $7.5 million in subsidy by December 31, 2019. By June 30, 2019, announce to the housing finance agencies (HFAs) and Bank members, part 3 of HHNE.
Disburse the total allocated subsidy of $7.5 million, with full funding of $5 million to the six New England HFAs,$2 million to an Equity Builder Program-like set aside and $500,000 to HFAs and/or Bank members.

Operational Efficiency	10%	Not applicable	2019 Core Operating Expenses do not exceed the 2019 operating expense budget approved by the Board	2019 Core Operating Expenses do not exceed 97.0% of the 2019 operating expense budget approved by the Board	2019 Core Operating Expenses do not exceed 93.0% of the 2019 operating expense budget approved by the Board
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(1) Achievement of the goal is subject to compliance with the Bank's value at risk and duration of equity limits for at least 10 of the 12 months of the year. If this requirement is not met, the Board may use its discretion to reduce or eliminate payouts for this goal.

(2)  Each of the performance levels will be adjusted for differences between the average daily federal funds rate and the rate assumed in an internal Bank forecast.

Long-Term Goals under the EIP

The EIP includes two long-term goals. One is a long-term goal based on the Bank's average annual Pre-assessment Core Return on Capital Stock over the period from January 1, 2019 until December 31, 2021. This goal is weighted at 67% in determining the long-term incentive award. The following table sets forth the goal’s criteria.

	Threshold	Target	Excess
Average Annual Pre-assessment Core Return on Capital Stock from January 1, 2019 until December 31, 2021	6.82%(1)	8.53%(1)	10.24%(1)
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(1) Each of the performance levels will be adjusted for differences between the average daily federal funds rate and the rate assumed in an internal Bank forecast.

The second long-term goal is based on the achievement of targeted regulatory goals by December 31, 2021. This goal is weighted at 33% in determining the long-term incentive award.

Named Executive Officers' Incentive Award Opportunities under the EIP

Named executive officers are assigned an incentive award opportunity that combines short- and long-term incentives and is expressed in the following table as a percentage of the participant's 2019 base salary at December 31, 2019.

	Combined Short and Long-Term Incentive Opportunity as a Percent of Base Salary(1)
	Threshold	Target	Excess
President	50.00%	75.00%	100.00%
All Other Named Executive Officers	30.00%	50.00%	70.00%

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(1) Maximum incentive payable in March of any year equals 100% of the plan year base salary.

Each EIP participant's short-term goal achievement and resulting short-term award will be determined based on results as of December 31, 2019. The EIP's short-term incentive opportunities for the named executive officers are set forth in the following table in each case expressed as percentage of the participant’s base salary at December 31, 2019.

	2019 Short-Term Incentive Opportunity
	Threshold	Target	Excess
President	25.00%	37.50%	50.00%
All Other Named Executive Officers	15.00%	25.00%	35.00%

Awards based on the short-term goals are subject to:

•	the requirement that the participant be in employment with the Bank on the short-term award payment date in March 2020, although participants that terminate employment by reason of death or disability or who are eligible to retire prior to that date may receive a pro-rata payment of the award in certain instances as detailed in the EIP; and

•	Board approval and non-objection of the Federal Housing Finance Agency, the Bank’s principal regulator (the “FHFA”), if required.

The remaining portion of the combined award is the target long-term incentive opportunity, with threshold and excess incentive opportunities tied to threshold and excess levels of achievement of the long-term goal, as set forth in the following table.

Long-Term Incentive Opportunities
	Threshold	Target	Excess
All Named Executive Officers	50% of the remaining 50% of the combined short- and long-term incentive opportunity	100 % of the remaining 50% of the combined short- and long-term incentive opportunity	150% of the remaining 50% of the combined short- and long-term incentive opportunity

The receipt of awards based on the long-term goals is subject to:

•
the requirement that the participant be in employment with the Bank on the long-term award payment date in March 2022, although participants that terminate employment by reason of death or disability or who are eligible to retire prior to that date may receive payment of the award in certain instances as detailed in the EIP; and

•	Board approval and review and non-objection by the FHFA (to the extent required by the FHFA).

Additionally, at the discretion of the Board, long-term awards may be reduced (but not to a number that is less than zero) for all EIP participants or for an individual participant, as applicable, if, during calendar years 2020 and/or 2021, any of the following occurs such that if it had occurred prior to the year-end 2019 calculations, it would have negatively impacted the goal results and reduced the associated payout calculation:

•
operational errors or omissions resulting in material revisions to the 2019 financial results, information submitted to the FHFA supporting the goal results or payout calculation, or other data used to determine the combined award at year-end 2019;

•
submission of significant information to the Securities and Exchange Commission, Office of Finance (the Bank’s agent for the issuing and servicing of debt), and/or FHFA materially beyond any deadline or applicable grace period, other than late submissions that are caused by Acts of God or other events beyond the reasonable control of the participants; or

•	failure by the Bank to make sufficient progress, as determined by the FHFA, in the timely remediation of examination and other supervisory findings relevant to the goal results or payout calculation.

EIP Administration

The EIP is administered by the Board’s Human Resources and Compensation Committee (the “Compensation Committee”), which has full power and binding authority to construe, interpret, and administer the EIP, and to adjust it for extraordinary circumstances. The Compensation Committee has the right at any time to amend, suspend, or terminate the EIP in whole or in part, for any reason, and without the consent of any EIP participant but will not do so without re-submission to the FHFA. Participants must receive a performance rating of “meets expectations” or better for fiscal year 2019 in order to be eligible to receive an EIP payout. Subject to certain limited exceptions in the case of termination of employment by reason of death or disability or in certain instances of retirement, an EIP participant whose employment terminates before the applicable award payment date will not be entitled to any award, except as otherwise determined by the Bank's president/chief executive officer, with the concurrence of the Compensation Committee, in its sole discretion and subject to the review of the FHFA, if required.

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Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 11, 2019	Federal Home Loan Bank of Boston
By:/s/ Frank Nitkiewicz
Frank Nitkiewicz
Executive Vice President and Chief Financial Officer